EXHIBIT 10.3
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                              CONSULTING AGREEMENT
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     CONSULTING AGREEMENT (this "Agreement"), made as of the 11th day of
October, 2005, by and between MM2 GROUP, INC., a New Jersey corporation, ("Company"), on the one hand, and STEPHEN S. WIEN, an individual ("Consultant"), on the other hand, with respect to the following:


                                    RECITALS

     WHEREAS, the Consultant is experienced in the management and operation of public companies, including strategic planning, direct marketing and negotiating with lenders, vendors, suppliers and clients;

     WHEREAS, the Company, the Consultant and the other parties thereto have entered into an Acquisition Agreement (the "Acquisition Agreement") whereby all of the Company's shares will be acquired by a public company; and

     WHEREAS, the Company desires to engage the Consultant, on a non-exclusive basis, to provide consulting services and advice regarding such acquisition, all upon the terms and subject to the conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1.   TERM   The Company hereby engages and retains the Consultant as a consultant to the Company and the Consultant hereby accepts such engagement and retention by the Company for a period of two (2) years commencing as of the date of the Closing (as defined in the Acquisition Agreement).


     2.   DUTIES

          (a) Upon reasonable notice, Consultant shall be available to provide consultation and advice with respect to such matters as the Company may request. Such services shall be performed by the Consultant only after the Company has made a specific request and shall be provided at mutually agreeable times and places.

          (b) Consultant shall have the option to perform duties required hereunder by use of telephone, telefax or other means of telecommunication to the extent that performance of such duties by such methods is practical. Consultant shall not be required to maintain a physical presence at the Company's offices or to provide full time services to the Company and shall not be required to travel unless such travel is necessary to provide services.

         (c) Consultant should not be required to provide more than four (4) hours of consulting services per week to the Company, which hours shall not be accumulative if not used.

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     3.   COMPENSATION   For and in consideration of and in full and final
payment for the services to be rendered by Consultant to the Company, the Company shall pay to the Consultant a consulting fee of Two Hundred Thousand Dollars (US) (US$200,000), payable upon the Closing. Said payment shall be made via a wire transfer of funds to Consultant at such account or accounts as Consultant may designate to the Company in writing.


     4.   INDEPENDENT CONTRACTOR: NON-EXCLUSIVE

          (a) It is understood and agreed that Consultant is, and shall at all times during the Term be deemed to be, an independent contractor, and nothing in this Agreement shall in any way be deemed or construed to constitute Consultant as an agent or employee of the Company, nor shall Consultant have the right or authority to act as, incur, assume or create any obligation, responsibility or liability, express or implied, in the name of or on behalf of the Company or to bind the Company in any manner whatsoever or sign any documents on its behalf. The Consultant shall determine, in his sole discretion, the Consultant's method, details and means of performing his duties hereunder, and the Company shall have no right to control or direct the foregoing.

          (b) The consulting services to be rendered hereunder will not be exclusive to either party. The Consultant may engage in such other activities, consulting or otherwise, as the Consultant in his sole discretion deems appropriate. Similarly, the Company may retain other consultants in its sole discretion.


     5.   WITHHOLDING TAX    The Company shall not be responsible for
taking/making any deductions from any of the payments to be made to the Consultant hereunder for any regular or customary state, federal or local withholdings, social security deductions or other similar charges taken from payment made to "employees" and the Consultant shall indemnify and hold harmless Company from any liability suffered by Company with regard thereto.


     6.   TERMINATION   The Company expressly assumes the risk that the
Consultant may die or become physically or emotionally unable to perform his consulting duties. In the event Consultant dies or become disabled to the point where he is unable to perform his consulting duties during the Term, there shall not be any refund of payments made to the Consultant. Provided however, that should Consultant recover from any disability and become capable of performing his consulting duties before the end of the Term, Consultant shall notify Company of such event and provide consulting services for the remainder of the Term as provided herein.


     7. ACKNOWLEDGMENT AND INDEMNITY The Company understands and acknowledges that Consultant is not an attorney or providing any other professional services. Accordingly, Consultant shall not be responsible or liable, for the preparation, accuracy or filing of public disclosure documents with any federal or local agency. Further, from and after the closing, Company shall indemnify Consultant, including his representatives, agents, heirs, administrators and assigns against and hold them harmless from any loss, claim, damage, liability, cost and expense resulting or arising from any claims asserted against the Consultant for conduct, actions and/ or omissions of the Company after the Closing.

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     8.   ENTIRE AGREEMENT   This Agreement constitutes the entire agreement
between the parties with respect to Consultant's consultancy with Company, including, but not limited to, any agreement with respect to remuneration, fees, payments or benefits of any kind payable to Consultant with respect to such consultancy, and there is no other agreement between the parties with respect to the subject matter hereof, written or oral, other than as provided hereby. This Agreement may not be amended, modified, supplemented or discharged except by a writing duly executed by the parties hereto.


     9.   NOTICES   Any notices or other communications required or permitted
hereunder shall be sufficiently given if delivered personally or three (3) days after being sent by registered or certified mail, return receipt requested, postage prepaid, or transmitted by telecopy with oral confirmation, addressed as indicated in the Acquisition Agreement.


     10.  WAIVER   The waiver by either party hereto of the breach of any
provision of this Agreement by the other party hereto shall not operate or be construed as a waiver or any other provision hereof or of any subsequent breach by such other party.


     11.  SEVERABILITY   If any provision of this Agreement shall be held to be
invalid or unenforceable, the other provisions of this Agreement shall not be affected thereby and this Agreement shall be construed as if the provision held to be invalid or unenforceable had never been contained herein and such provision shall be reformed and redrawn only to the extent necessary so as to be valid and enforceable under applicable law.


     12.  GOVERNING LAW AND VENUE    This Agreement shall be governed by and
construed in accordance with the laws of the State of New Jersey without giving effect to the conflict of law provisions thereof and each party irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of New Jersey, for the purposes of any proceeding arising out of or relating to this Agreement.


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     IN WITNESS WHEREOF, the parties hereto have signed and delivered this
Agreement on the date first above written.




"CONSULTANT":


_________________________________
STEPHEN S. WIEN, an individual




"COMPANY"
MM2 GROUP, INC., a New Jersey corporation



By: _____________________________

















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